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Exhibit 4.10

Allen & Overy LLP
FOURTH SUPPLEMENTAL INDENTURE
Between
AEGON N.V., as guarantor,
AEGON FUNDING CORP., as issuer,
and
CITIBANK, N.A., as trustee, paying agent and transfer agent
dated as of December 12, 2005
to the Indenture between
AEGON N.V.,
AEGON Funding Corp.,
AEGON Funding Corp. II,
and
Citibank, N.A., as trustee,
dated as of October 11, 2001, as supplemented and amended
$500,000,000 principal amount of 5.75% Senior Notes due 2020

CONTENTS

Section			Page
1.	Definitions		4
2.	General Terms and Conditions of the Notes		6
	2.1	Designation and Principal Amount	6
	2.2	Maturity	6
	2.3	Form, Issuance, Registration of Transfer and Exchange	6
	2.4	Payments	6
3.	Redemption		6
	3.1	General	6
	3.2	Redemption of the Notes at any time	7
	3.3	Redemption of the Notes upon certain tax events	7
4.	Ranking		7
5.	Covenants of the Company		7
6.	Form of Notes and guarantees		8
7.	Limitation on Liens		8
8.	Payment of Additional Amounts		8
9.	Satisfaction and Discharge		8
10.	Defeasance		8
11.	Miscellaneous		8
	11.1	Issuance of Definitive Securities	8
	11.2	Ratification of Base Indenture and First Supplemental Indenture; Fourth Supplemental Indenture Controls	9
	11.3	Trustee Not Responsible for Recitals	9
	11.4	Governing Law	9
	11.5	Severability	9
	11.6	Counterparts	9
Schedule 1
1. Form of 5.75% Senior Note due 2020			1
2. Form of Parent Guarantee			5

FOURTH SUPPLEMENTAL INDENTURE

        FOURTH SUPPLEMENTAL INDENTURE dated as of December 12, 2005 (the Fourth Supplemental Indenture)

AMONG:

(1)
AEGON N.V., a Netherlands public company with limited liability (AEGON N.V. or the Company), having its principal executive office at AEGONplein 50, 2501 CE, The Hague, The Netherlands;

(2)
AEGON FUNDING CORP., a Delaware corporation (AEGON Funding or the Issuer), having its principal office at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499; and

(3)
CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the Trustee) to the Indenture, dated October 11, 2001 (the Base Indenture), between the Company, the Issuer, AEGON Funding Corp. II (AEGON Funding II) and the Trustee, as modified by a First Supplemental Indenture dated November 14, 2003, and a Second Supplemental Indenture dated June 1, 2005, in each case between the Company, the Issuer, AEGON Funding II and the Trustee, and a Third Supplemental Indenture between the Company and the Trustee dated November 23, 2005 (collectively with this Fourth Supplemental Indenture, the Indenture).

(4)
In addition, Citibank, N.A., through its New York branch, has agreed to act as Paying Agent and Transfer Agent hereunder.

WHEREAS:

  (A)
  The Company, the Issuer, AEGON Funding II and the Trustee executed and delivered the Base Indenture to provide for the future issuance of its unsecured debentures, notes or other evidences of indebtedness authenticated and delivered under the Base Indenture (the Securities) to be issued from time to time in one or more series as might be determined under the Base Indenture, in an unlimited aggregate principal amount, which may be authenticated and delivered as provided in the Base Indenture;

  (B)
  Section 301 of the Base Indenture permits the terms of Securities to be established pursuant to a Board Resolution or in one or more indentures supplemental to the Base Indenture;

  (C)
  the Issuer desires to issue a series of Securities to be guaranteed by the Company, the terms of which it deems appropriate to set out in the Fourth Supplemental Indenture;

  (D)
  pursuant to the terms of the Base Indenture, the Issuer may issue Securities now and additional Securities of the same or different series at later dates under the Base Indenture, as established by the Issuer, and the Issuer desires to initially issue $500,000,000 aggregate principal amount of 5.75% Senior Notes due 2020 (the Notes);

  (E)
  pursuant to Section 301 of the Base Indenture, the Issuer desires to appoint Citibank, N.A., through its New York branch, to act as Paying Agent with respect to the Notes;

  (F)
  the Notes shall be treated as a separate series of Securities in accordance with the terms of the Indenture and for all purposes under the Indenture; and

  (G)
  the Issuer and the Company have duly authorized the execution and delivery of the Fourth Supplemental Indenture and requested that the Trustee execute and deliver the Fourth Supplemental Indenture, and all requirements necessary to make the Fourth Supplemental Indenture a valid and binding instrument in accordance with its terms have been done.

        NOW THEREFORE, in consideration of the purchase and acceptance of the Notes and Guarantees by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the Guarantees and the terms, provisions and conditions thereof, as well as for other purposes set forth herein, the parties hereto hereby agree as follows:

1.     Definitions

        For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

  (a)
  a term defined in the Base Indenture and not otherwise defined herein has the same meaning when used in this Fourth Supplemental Indenture;

  (b)
  unless otherwise specified, a reference to a Section or Article is to a Section or Article of this Fourth Supplemental Indenture;

  (c)
  headings are for convenience of reference only and do not affect interpretation; and

  (d)
  the following terms have the meanings set forth below for purposes of the Fourth Supplemental Indenture and the Base Indenture as it relates to the Notes issued hereunder.

        Additional Amounts has the meaning specified in Section 8.

        Base Indenture has the meaning specified in the recitals.

        Business Day means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which commercial banks are open for business in New York, New York.

        Clearstream means Clearstream Banking société anonyme, Luxembourg.

        Company has the meaning specified in the recitals.

        Comparable Treasury Issue means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed.

        Comparable Treasury Price means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

        DTC means The Depository Trust Company.

        Euroclear means Euroclear Bank SA/NV.

        Exchange Act means the Securities Exchange Act of 1934, as amended.

        Guarantee means the full and unconditional guarantee of the Company of payment of the principal, premium, if any, and interest on the Notes, including payments of Additional Amounts, endorsed on the Note and authenticated and delivered pursuant to this Indenture.

        Indenture has the meaning specified in the recitals.

        Independent Investment Banker means either Banc of America Securities LLC, Barclays Capital Inc. or Deutsche Bank Securities Inc. and their respective successors, or if such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Issuer and the Company.

        Interest Payment means, in respect of an Interest Payment Date, the aggregate interest amount for the interest period ending on such Interest Payment Date.

        Interest Payment Date has the meaning specified in Section 2.4(c).

        Interest Period has the meaning specified in Section 2.4(b).

        Interest Rate means the interest rate set forth in Section 2.4(a).

        Issue Date means December 12, 2005.

        Issuer has the meaning specified in the recitals.

        Notes has the meaning specified in the recitals.

        Paying Agent means Citibank, N.A. as paying agent in relation to the Notes, or its successor or successors for the time being appointed in accordance with the terms of the Indenture.

        Reference Treasury Dealer means (1) each of Banc of America Securities LLC, Barclays Capital Inc. and Deutsche Bank Securities Inc. or their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, a Primary Treasury Dealer, the Issuer or the Company will substitute another Primary Treasury Dealer and (2) any two other Primary Treasury Dealers selected by the Independent Investment Banker after consultation with the Issuer and the Company.

        Reference Treasury Dealer Quotations means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

        Regular Record Date has the meaning set forth in Section 2.4(c).

        Remaining Scheduled Payments means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related date of redemption but for such redemption, provided, however, that, if that date of redemption is not an Interest Payment Date with respect to such Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that date of redemption.

        Securities has the meaning set forth in the recitals.

        Transfer Agent means Citibank, N.A. as transfer agent in relation to the Notes, or its successor or successors for the time being appointed in accordance with the terms of the Indenture.

        Treasury Rate means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the

Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

        Trustee has the meaning specified in the recitals.

2.     GENERAL TERMS AND CONDITIONS OF THE NOTES

2.1   Designation and Principal Amount

        The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is unlimited.

2.2   Maturity

        Unless otherwise redeemed in accordance with Section 3, the principal amount of the Notes shall be due and payable on December 15, 2020.

2.3   Form, Issuance, Registration of Transfer and Exchange

        The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in fully registered form.

        Citibank N.A. shall be the Transfer Agent for the Notes. The Transfer Agent shall exchange or register the transfer of the Notes. The holder of a Note may transfer or exchange a Note in whole or in part by surrendering the Note at the office of the Transfer Agent and otherwise in accordance with the provisions of Section 305 of the Base Indenture.

2.4   Payments

  (a)
  Interest Rate

        The interest rate payable in respect of the Notes is equal to 5.75% per annum (the Interest Rate).

  (b)
  Interest Period

        Subject to the conditions contained in the Indenture, the Issuer shall make interest payments in an amount equal to the interest accrued from (and including) the immediately preceding Interest Payment Date in respect of which interest has been paid on the Notes or from (and including) the Issue Date, if no Interest has been paid, to (but excluding) the next succeeding applicable Interest Payment Date (each, an Interest Period).

  (c)
  Interest Payment Dates; Regular Record Dates

        Interest on the Notes will be payable semi-annually in arrears on June 15 and December 15 (the Interest Payment Dates) of each year, commencing June 15, 2006, to the persons in whose names the Notes are registered at the close of business on the preceding June 1 or December 1 (the Regular Record Dates), as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Issuer shall make the Interest Payments on the Notes through the Paying Agent to the person in whose name the Note is registered on the Regular Record Date.

3.     REDEMPTION

3.1   General

        Any redemption made in accordance with this Article 3 shall be made in accordance with Section 1102 through Section 1107 and Section 1109 of the Base Indenture, as applicable.

3.2   Redemption of the Notes at any time

        The Issuer may redeem the Notes in whole or in part, at its option, at any time and from time to time prior to maturity at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the applicable Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, together with, in each case, accrued interest on the principal amount of the Notes to be redeemed to the date of redemption.

3.3   Redemption of the Notes upon certain tax events

        Section 1109 of the Base Indenture shall apply to the Notes and the Guarantees.

4.     RANKING

        The Notes shall be senior unsecured obligations and rank senior to any subordinated indebtedness of the Issuer. The Notes shall be subordinated to all existing and future secured indebtedness of the Issuer to the extent of the assets securing that indebtedness. The Guarantees shall be senior unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated obligations of the Company.

5.     COVENANTS OF THE COMPANY

        The Notes shall be guaranteed by the Company in accordance with Sections 301, 1601 and 1602 of the Base Indenture.

6.     FORM OF NOTES AND GUARANTEES

  The Notes and the Guarantees shall be substantially in the form of Schedule 1 hereto, which is hereby incorporated into and expressly made a part of this Fourth Supplemental Indenture.

7.     LIMITATION ON LIENS

        The provisions in Section 1009 of the Base Indenture shall apply to the Notes.

8.     PAYMENT OF ADDITIONAL AMOUNTS

  The provisions of Section 1006 of the Base Indenture (as amended by the First Supplemental Indenture) shall apply to all payments in respect of the Notes.

9.     SATISFACTION AND DISCHARGE

  The Issuer and the Company covenant and agree, and each holder of Notes issued hereunder, by such holder's acceptance thereof, likewise covenants and agrees, that all Notes and Guarantees shall be issued as Securities subject to the provisions of Article 4 of the Base Indenture.

10.   DEFEASANCE

        The Issuer may discharge or defease the Notes in accordance with Section 1302 of the Base Indenture.

11.   MISCELLANEOUS

11.1 Issuance of Definitive Securities

  (a)
  So long as DTC holds the Global Securities, the Global Securities will not be exchangeable for definitive Securities of the applicable series of the Notes unless: (i) DTC notifies the Trustee that it is unwilling or unable to continue to hold the book-entry Notes or DTC ceases to be a clearing agency registered under the Exchange Act and the Trustee does not appoint a successor to DTC which is registered under the Exchange Act within 120 days; or (ii) at any time following a determination by the Issuer and the Company in their sole discretion that the Global Securities representing the Notes should be exchanged for definitive Notes in registered form.

  (b)
  Each person having an ownership or other interest in Notes must rely exclusively on the rules and procedures of DTC, Euroclear or Clearstream as the case may be, and any agreement with any participant of DTC, Euroclear or Clearstream as the case may be, or any other securities intermediary through which that person holds its interest to receive or direct the delivery of possession of any definitive Note.

  (c)
  To the extent permitted by law, the Issuer, the Company and the Trustee are entitled to treat the person in whose name any definitive Note is registered as its absolute owner.

  (d)
  Payments in respect of definitive Notes will be made to the person in whose name the definitive Notes are registered as it appears in the register.

  (e)
  If the Company issues definitive Notes in exchange for Global Notes, DTC, as holder of the Global Notes, will surrender the Global Notes against receipt of the definitive Notes, cancel the book-entry notes and distribute the definitive Notes to the person in the amounts that DTC specifies.

  (f)
  If definitive Notes are issued in the limited circumstances described above, those definitive Notes may be transferred in whole or in part in denominations of any whole number of Notes upon surrender of the definitive Notes certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of the Trustee. If only part of a Notes certificate is transferred, a new Notes certificate representing the balance not transferred will be issued to the transferor. Any transfer of Notes in whole or in part in definitive form may be registered, in the name or names of persons other than DTC or a nominee thereof.

11.2 Ratification of Base Indenture and First Supplemental Indenture; Fourth Supplemental Indenture Controls

  The Base Indenture and First Supplemental Indenture, as supplemented by this Fourth Supplemental Indenture, are in all respects ratified and confirmed. This Fourth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Fourth Supplemental Indenture shall supersede the provisions of the Base Indenture and the First Supplemental Indenture to the extent the Base Indenture and First Supplemental Indenture are inconsistent herewith with respect to the Notes or the Guarantees and any other Notes and Guarantees issued hereunder.

11.3 Trustee Not Responsible for Recitals

  The recitals contained herein are made by the Company and the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the accuracy thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture or the Notes. The Trustee shall not be accountable for the use or application by the Company or the Issuer of the Notes or the proceeds thereof.

11.4 Governing Law

  This Fourth Supplemental Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

11.5 Severability

  If any provision in the Indenture, the Notes or the Guarantees is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.6 Counterparts

  The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Fourth Supplemental Indenture.

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

AEGON N.V., as Parent Guarantor

By:

Name:
Title:

AEGON FUNDING CORP., as Issuer

By:

Name:
Title:

CITIBANK, N.A., as Trustee Paying Agent and Transfer Agent

By:

Name:
Title:

SCHEDULE 1

Form of 5.75% Senior Note due 2020

[Face of Note]

        THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A REGISTERED SECURITY, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

AEGON Funding Corp.

5.75% Senior Notes due 2020

No.
CUSIP No.	007634 AA 6
ISIN No.	US007634AA64
COMMON CODE:	023844249

        AEGON Funding Corp., a Delaware corporation (herein called the Issuer, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to.                        , or registered assigns, the principal sum of $                                           on December 15, 2020 and to pay interest thereon from December 12, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year, commencing June 15, 2006, at the rate of 5.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        Payment of the principal of (and premium, if any) and interest, if any, including any payment of Additional Amounts in accordance with Article 8 of the Fourth Supplemental Indenture, on this Note will be made at the office or agency of the Issuer maintained for that purpose in the corporate trust office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or at the option of the Issuer payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

1

        Whenever in this Note or in the Indenture there is a reference, in any context, to the payment of the principal of or interest on, or in respect of, any Note, such payment shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such payment pursuant to the provisions hereof or thereof and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

AEGON Funding Corp.
By:
Name:
Title:

Attest:

This is one of the Notes of the series designated herein and referred to in the Indenture.

Dated:

Citibank, N.A. as Trustee
By:	Authorized Signatory

[Reverse of Note]

        This Note is one of a duly authorized issue of Securities of the Issuer (herein called the Notes), issued and to be issued in one or more series under an Indenture, dated as of October 11, 2001 (herein called the Indenture), between the Issuer, AEGON N.V., as Parent Guarantor (herein called the Parent Guarantor), AEGON Funding Corp. II, and Citibank, N.A., as Trustee (herein called the Trustee, which term includes any successor trustee under the Indenture), as the same has been supplemented and amended from time to time and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Parent Guarantor, the Trustee and the holders of the Notes and of the terms upon which the Notes and the Parent Guarantees endorsed thereon are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

        If at any time subsequent to the issuance of the Notes as a result of any change in, or amendment to, the laws or regulations or rulings of the United States or The Netherlands or any other nation or government or of any political subdivision thereof or any authority therein or thereof having power to

2

tax or as a result of any regulations or rulings or any amendment to or change in the application or official interpretation of such laws, regulations or rulings, the Issuer, or the Parent Guarantor, as the case may be, becomes, or will become, obligated to pay any Additional Amounts and such obligations cannot be avoided by the Issuer or, if applicable, the Parent Guarantor taking reasonable measures available to it, the Notes will be redeemable as a whole (but not in part), at the option of the Issuer or the Parent Guarantor, at any time upon not less than thirty (30) nor more than sixty (60) days' notice given to the holders at their principal amount together with accrued interest thereon, if any, (and any Additional Amounts payable with respect thereto) to the date fixed for redemption (the Tax Redemption Date). In order to effect a redemption of Notes as described in this paragraph, the Issuer or, if applicable, the Parent Guarantor shall deliver to the Trustee at least forty-five (45) days prior to the Tax Redemption Date: (i) a written notice stating that the Notes are to be redeemed as a whole and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Issuer or, if applicable, the Parent Guarantor has or will become obligated to pay Additional Amounts as a result of such change or amendment. No notice of redemption may be given earlier than sixty (60) days prior to the earliest date on which the Issuer or, if applicable, the Parent Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due. The notice shall additionally specify the Tax Redemption Date and all other information necessary to the publication and mailing by the Trustee of notices of such redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Issuer or, if applicable, the Parent Guarantor in such notice and shall be under no duty to check the accuracy or completeness thereof. Such notice shall be irrevocable and upon its delivery the Issuer or, if applicable, the Parent Guarantor shall be obligated to make the payment or payments referred to therein to the Trustee.

        The Issuer may redeem the Notes in whole or in part, at its option, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the applicable Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, together with, in each case, accrued interest on the principal amount of the Notes to be redeemed to the date of redemption.

        In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

        The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance with certain conditions set forth in the Indenture.

        If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and, if applicable, the Parent Guarantor and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Parent Guarantor, if applicable, and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Issuer and, if applicable, the Parent Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

3

        As provided in and subject to the provisions of the Indenture, the holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer, the Parent Guarantor, if applicable, or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Parent Guarantor, if applicable, the Trustee nor any such agent shall be affected by notice to the contrary.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

4

Form of Parent Guarantee

PARENT GUARANTEE

        For value received, the Parent Guarantor hereby unconditionally guarantees, to the holder of the Note upon which this Parent Guarantee is endorsed, and to the Trustee on behalf of such holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of the Issuer punctually to make any such payment, the Parent Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

        The Parent Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of any invalidity, irregularity or unenforceability of this Note or the Indenture, the absence of any action to enforce the same or any release or amendment or waiver of any term of any other guarantee of, all or of any of the Notes, any waiver or consent by the holder of such Note or by the Trustee or either of them with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor; provided, however, that notwithstanding the foregoing, no such release, amendment, waiver, consent or judgment shall, without the consent of the Parent Guarantor, increase the principal amount of such Note or increase the rate or rates of interest thereon, or increase any premium payable upon redemption thereof, or alter the stated maturity thereof. The Parent Guarantor hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the holders exhaust any right or take any action against the Issuer or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, protest or notice with respect to such Note or the indebtedness evidenced thereby, and covenants that this Parent Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Parent Guarantee; provided, however, that the Parent Guarantor receives prompt written notice of any failure by the Issuer to make any payment of principal, premium, if any, or interest or any sinking fund or analogous payment. The Parent Guarantor hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at their Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the holder of such Note, subject to the terms and conditions set forth in the Indenture, directly against the Parent Guarantor to enforce this Parent Guarantee without first proceeding against the Issuer.

        No reference herein to the Indenture and no provision of this Parent Guarantee or of the Indenture shall alter or impair the guarantee of the Parent Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Note upon which this Parent Guarantee is endorsed.

        This Parent Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In

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the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        All terms used in this Parent Guarantee which are defined in the Indenture referred to in the Note upon which this Parent Guarantee is endorsed shall have the meanings assigned to them in such Indenture.

        This Parent Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Parent Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

        IN WITNESS WHEREOF, the Parent Guarantor has caused this Parent Guarantee to be duly executed.

Dated:

AEGON N.V.
By:
Name:
Title:

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CONTENTS
FOURTH SUPPLEMENTAL INDENTURE
SCHEDULE 1
AEGON Funding Corp. 5.75% Senior Notes due 2020
PARENT GUARANTEE